As filed with the Securities and Exchange Commission on October 29, 2007
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
(Exact Name of Registrant as Specified in Its Charter)
Maryland
(State or Other Jurisdiction of Incorporation)
52-1193298
(I.R.S. Employer Identification Number)
1111 Westchester Avenue
White Plains, New York 10604
(914) 640-8100
(Address, Including Zip Code, and Telephone Number, Including Area Code,
of Registrant’s Principal Executive Offices)
Kenneth S. Siegel, Esq.
Executive Vice President,
General Counsel and Secretary
Starwood Hotels & Resorts Worldwide, Inc.
1111 Westchester Avenue
White Plains, New York 10604
(914) 640-8100
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)
Copies to:
Boris Dolgonos, Esq.
Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
(212) 310-8000
          Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
          If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
          If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
          If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
          If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
CALCULATION OF REGISTRATION FEE

	Amount	Proposed Maximum	Proposed Maximum
Title of Each Class of	to be	Offering Price Per	Aggregate Offering	Amount of
Securities to be Registered	Registered	Share (1)	Price	Registration Fee
Common Stock, par value $0.01 per share	134,420 (2)	$55.53	$7,464,343	$230 (3)

(1)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices for the shares on the New York Stock Exchange on October 25, 2007.

(2)	Represents the maximum number of shares that may be sold from time to time by the selling stockholders named herein.

(3)	The registration fee hereunder is entirely offset by fees totaling $779,223.87 that have already been paid with respect to $3,000,000,000 aggregate initial offering price of securities that were previously registered pursuant to Registration Statement No. 333-40077 filed by Starwood Hotels & Resorts and Starwood Hotels & Resorts Worldwide, Inc., but were not sold thereunder, less fees of $12,280 that were paid with respect to an offering of $400,000,000 of securities under Registration Statement No. 333-145894.

     PROSPECTUS
134,420 SHARES
          The selling stockholders named in this prospectus may offer and sell from time to time up to 134,420 shares of our common stock. Our shares are listed on the New York Stock Exchange and trade under the ticker symbol “HOT.” The last reported sale price of our shares on October 26, 2007, was $55.55 per share.
          The selling stockholders have not advised us of any specific plans for the distribution of the shares offered hereby, but it is anticipated that these shares will be sold from time to time in public or private transactions, on or off the New York Stock Exchange, at market prices prevailing at the time of sale or at privately negotiated prices, as described in this prospectus under “Plan of Distribution.”
          We will not receive any portion of the proceeds from the sale of shares by the selling stockholders. The selling stockholders will be responsible for any commissions or discounts paid or allowed by them to underwriters, dealers, brokers and agents.
          Investing in the shares offered hereby involves risks. See “Risk Factors” beginning on page 10 of our annual report on Form 10-K for the year ended December 31, 2006, which is incorporated by reference herein.
          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is October 30, 2007

ABOUT THIS PROSPECTUS
          This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933. By using a shelf registration statement, the selling stockholders may sell, at any time and from time to time, in one or more offerings, any of the shares described in this prospectus. As allowed by the SEC rules, this prospectus does not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.
          You should read this prospectus and any prospectus supplement together with any additional information you may need to make your investment decision. You should also read and carefully consider the information in the documents we have referred you to in “Where You Can Find More Information” below. Information incorporated by reference after the date of this prospectus is considered a part of this prospectus and may add, update or change information contained in this prospectus. Any information in such subsequent filings that is inconsistent with this prospectus will supersede the information in this prospectus or any earlier prospectus supplement. You should rely only on the information incorporated by reference or provided in this prospectus and any supplement. We have not authorized anyone else to provide you with other information.
WHERE YOU CAN FIND MORE INFORMATION
          We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can inspect and copy these reports, proxy statements and other information at the public reference facilities of the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The SEC also maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC (www.sec.gov). Our internet address is www.starwoodhotels.com. However, the information on our website is not a part of this prospectus. In addition, you can inspect reports and other information we file at the office of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.
          We have filed a registration statement and related exhibits with the SEC under the Securities Act of 1933. The registration statements contain additional information about us and the securities we may issue. You may inspect the registration statement and exhibits without charge at the office of the SEC at 100 F Street, N.E., Washington, D.C. 20549, and you may obtain copies from the SEC at prescribed rates.
INCORPORATION BY REFERENCE
          The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring to those documents. We hereby “incorporate by reference” the documents listed below, which means that we are disclosing important information to you by referring you to those documents. The information that we file later with the SEC will automatically update and in some cases supersede this information. Specifically, we incorporate by reference the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):
•	Our Annual Report on Form 10-K for the year ended December 31, 2006;

•	Our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2007 and for the quarter ended June 30, 2007;

•	The 2007 Notice of Annual Meeting of Stockholders and Proxy Statement filed on April 26, 2007;

•	Our Current Reports on Form 8-K filed on February 16, 2007, April 2, 2007, April 30, 2007, May 31, 2007, July 5, 2007 (as amended by our Current Report on Form 8-K/A filed on July 6, 2007), August 2, 2007, August 17, 2007, September 4, September 11 and September 17, 2007;

•	The description of our common stock contained in our Registration Statement on Form 8-A filed on October 3, 1986;

•	The description of the Series A Junior Participating Preferred Stock and related rights contained in the Registration Statement on Form 8-A/A filed on April 14, 2006; and

•	Future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before the termination of this offering.
         You may request a copy of these filings at no cost by writing or telephoning us at the following address:
Corporate Secretary Starwood Hotels & Resorts Worldwide, Inc. 1111 Westchester Avenue White Plains, New York 10604 (914) 640-8100
FORWARD-LOOKING STATEMENTS
          This prospectus includes “forward-looking” statements, as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission in its rules, regulations and releases. Forward-looking statements are any statements other than statements of historical fact, including statements regarding our expectations, beliefs, hopes, intentions or strategies regarding the future. In some cases, forward-looking statements can be identified by the use of words such as “may,” “will,” “expects,” “should,” “believes,” “plans,” “anticipates,” “estimates,” “predicts,” “potential,” “continue,” or other words of similar meaning. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those discussed in, or implied by, the forward-looking statements. Factors that might cause such a difference include, but are not limited to, general economic conditions, our financial and business prospects, our capital requirements, our financing prospects, our relationships with associates and labor unions, and those disclosed under “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2006, which is incorporated by reference into this prospectus. We caution readers that any such statements are based on currently available operational, financial and competitive information, and they should not place undue reliance on these forward-looking statements, which reflect management’s opinion only as of the date on which they were made. Except as required by law, we disclaim any obligation to review or update these forward-looking statements to reflect events or circumstances as they occur.

THE COMPANY
          We are one of the world’s largest hotel and leisure companies. We conduct our hotel and leisure business both directly and through our subsidiaries. Our brand names include the following:
•	St. Regis Hotels & Resorts (luxury full-service hotels, resorts and residences),

•	The Luxury Collection (luxury full-service hotels and resorts),

•	W Hotels (luxury and upscale full service hotels, retreats and residences),

•	Westin Hotels & Resorts (luxury and upscale full-service hotels and resorts),

•	Le Méridien (luxury and upscale full-service hotels and resorts),

•	Sheraton Hotels & Resorts (luxury and upscale full-service hotels and resorts),

•	Four Points by Sheraton (moderately priced select-service hotels),

•	aloft (moderately priced select-service hotels), and

•	element (modern extended-stay hotels).
          Through our brands, we are well represented in most major markets around the world. Our operations are grouped into two business segments, hotels and vacation ownership and residential operations.
Our revenue and earnings are derived from the following sources:
•	hotel operations, which include the operation of our owned hotels, management and other fees earned from hotels we manage pursuant to management contracts, and the receipt of franchise and other fees;

•	the development, ownership and operation of vacation ownership resorts, marketing and selling vacation ownership interests in the resorts and providing financing to customers who purchase such interests; and

•	the development, marketing and selling of residential units at mixed use hotel projects owned by us as well as fees earned from the marketing and selling of residential units at mixed use hotel projects developed by third-party owners of hotels operated under our brands.
          Our principal executive offices are located at 1111 Westchester Avenue, White Plains, New York 10604, and our telephone number is (914) 640-8100. We maintain a variety of websites to communicate with our customers and investors. None of the information on our websites is part of this prospectus.

USE OF PROCEEDS
          We will not receive any proceeds from the sale of any shares by the selling stockholders.

DESCRIPTION OF CAPITAL STOCK
          We are authorized to issue one billion shares of common stock, $0.01 par value per share, and 200 million shares of preferred stock, par value $0.01 per share, which are issuable in classes or series with such rights, preferences, privileges and restrictions as our board of directors may determine, including voting rights, redemption provisions, dividend rates, liquidation preferences and conversion rights. As of September 30, 2007, 201,300,953 shares of our common stock were issued and outstanding, and no shares of preferred stock had been issued.
Common Stock
          General. Our shares of common stock, which are attached and trade together with Preferred Stock Purchase Rights (as described below), are listed for trading on the New York Stock Exchange under the symbol “HOT”.
          Voting Rights. Each share of our common stock entitles the holder thereof to one vote in the election of directors and other matters. Holders of shares of our common stock are not entitled to cumulative voting rights in the election of directors.
          Dividends. Holders of shares of our common stock may receive dividends on their shares if and when authorized by our board of directors.
          Other Rights. Holders of shares of our common stock have no conversion, sinking fund, redemption or preemptive rights to subscribe for any securities. Subject to the rights of any preferred shares, shares of our common stock will have equal dividend, distribution, and other rights. Shares of common stock have no preference, exchange, or appraisal rights, except as expressly required by the Maryland General Corporation Law (the “MGCL”).
Anti-Takeover Provisions
          Certain provisions in our governing documents may have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with us rather than pursue non-negotiated takeover attempts.
Preferred Stock Purchase Rights
          In order to protect our stockholders from coercive or unfair takeover tactics, on March 15, 1999, we declared a dividend distribution of one Right for each outstanding share of our common stock to stockholders of record at the close of business on April 5, 1999. On March 15, 1999, we filed a Registration Statement on Form 8-A to register Preferred Stock Purchase Rights pursuant to a Rights Agreement dated as of March 15, 1999. The Rights Agreement and the Form 8-A were subsequently amended on October 2, 2003, October 24, 2003 and April 7, 2006.
          Each Right entitles the registered holder to purchase from us one one-thousandth of a share (a “Preferred Fraction”) of Series A Junior Participating Preferred Stock, par value $0.01 per share (the “Preferred Stock”), at a purchase price of $125 per Preferred Fraction, subject to adjustment. The description and terms of the Rights are set forth in an Amended and Restated Rights Agreement, dated as of April 7, 2006 (the “Amended Rights Agreement”), between us and American Stock Transfer and Trust Company, as Rights Agent.
          The Rights are currently attached to all common stock certificates representing outstanding shares, and no separate Rights certificates have been distributed. The Rights will separate from the common stock, and the “Distribution Date” (as defined in the Amended Rights Agreement) will occur upon the earlier of:
•	10 days following a public announcement that a person or group of affiliated or associated persons (an “Acquiring Person”) has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of our common stock (the “Stock Acquisition Date”); or

•	10 business days (or such later date as may be determined by action of our board of directors prior to such time as any person or group becomes an Acquiring Person) following the commencement of a tender offer or exchange offer which, if consummated, would result in a person or group beneficially owning 15% or more of the outstanding shares of our common stock.

Until the Distribution Date:

•	the Rights will be represented by the common stock certificates and will be transferred with and only with such common stock certificates,

•	new common stock certificates issued after April 5, 1999 will contain a notation incorporating the Amended Rights Agreement by reference and

•	the surrender for transfer of any certificates for common stock outstanding will also constitute the transfer of the Rights associated with the common stock represented by such certificate.
          Pursuant to the Amended Rights Agreement, we reserve the right to require, prior to the occurrence of a “Triggering Event” (as defined below), that, upon any exercise of Rights, a number of Rights be exercised so that only whole shares of Preferred Stock will be issued.
          The Rights are not exercisable until the Distribution Date and will expire at the close of business on April 5, 2009, unless earlier redeemed by us as described below.
          As soon as practicable after the Distribution Date, Rights certificates will be mailed to holders of record of our common stock as of the close of business on the Distribution Date and, thereafter, the separate Rights certificates alone will represent the Rights. Except as otherwise provided in the Amended Rights Agreement, only shares of common stock issued prior to the Distribution Date will be issued with Rights.
          In the event that, at any time following the Distribution Date, a person or group becomes an Acquiring Person, each holder of a Right will thereafter have the right to receive, upon exercise, shares of common stock having a value equal to two times the exercise price of the Right. If an insufficient number of shares of common stock is authorized for issuance, then our board of directors would be required to substitute cash, property or other securities of ours for the shares of common stock. Notwithstanding any of the foregoing, following the occurrence of the event set forth in this paragraph, all Rights that are, or (under certain circumstances specified in the Amended Rights Agreement) were, beneficially owned by any Acquiring Person (or by certain related parties) will be null and void. However, Rights are not exercisable following the occurrence of the event set forth in this paragraph until such time as the Rights are no longer redeemable by us as set forth below.
          For example, at an exercise price of $125 per Right, each Right not owned by an Acquiring Person (or by certain related parties) following an event set forth in the preceding paragraph would entitle its holder to purchase $250 worth of share of our common stock (or other consideration, as noted above) for $125. Assuming that each share of common stock had a value of $50 at such time, the holder of each valid Right would be entitled to purchase 5 shares of our common stock for $125.
          In the event that, at any time following the Stock Acquisition Date:
•	we are acquired in a merger or other business combination transaction in which we are not the surviving corporation;

•	we are acquired in a merger or other business combination transaction in which we are the surviving corporation and all or part of our common stock is converted into securities of another entity, cash or other property; or

•	50% or more of our assets or earning power is sold or transferred,

each holder of a Right (except Rights that previously have been voided as set forth above) thereafter has the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the Right. The events set forth in this paragraph and in the second preceding paragraph are referred to as the “Triggering Events.”
          The purchase price payable, and the number of Preferred Fractions or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution:
•	in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock;

•	if holders of the Preferred Stock are granted certain rights, options or warrants to subscribe for Preferred Stock or convertible securities at less than the current market price of the Preferred Stock; or

•	upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).
          With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. No fractional Preferred Fractions will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading day prior to the date of exercise.
          At any time after any person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding shares of our common stock, we may exchange the Rights (other than Rights owned by such person or group, which will have become void), in whole or in part, at an exchange ratio of one share of our common stock, or one one-thousandth of a share of Preferred Stock (or of a share of a class or series of our preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).
          In general, we may redeem the Rights in whole, but not in part, at a price of $0.01 per Right (subject to adjustment and payable in cash, shares of our common stock or other consideration deemed appropriate by our board of directors) at any time until ten days following the Stock Acquisition Date.
          Immediately upon the action of our board of directors authorizing any redemption, the Rights will terminate and the only right of the holders of Rights will be to receive the redemption price.
          Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of our company, including, without limitation, the right to vote or to receive dividends.
          The terms of the Rights may be amended by our board of directors without the consent of the holders of the Rights, except that from and after such time as any person or group of affiliated or associated persons becomes an Acquiring Person no such amendment may adversely affect the interests of the holders of the Rights.
          The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire us without conditioning the offer on a substantial number of Rights being acquired or approval of our board of directors. The Rights should not interfere with any merger or other business combination approved by our board of directors. A full description of all the terms and conditions of the Rights is contained in the Amended Rights Agreement, which is incorporated into this prospectus by reference and a copy of which was filed with the SEC on April 14, 2006 as an exhibit to our Current Report on Form 8-K filed with the SEC on that date. Because this is a summary, it is not a complete description of the provisions governing the Rights. For a complete description of all the terms of the Rights, you should carefully read the complete Amended Rights Agreement.

Removal of Directors
          Our governing documents provide that no director may be removed without cause. Any removal for cause requires the affirmative vote of the holders of at least two-thirds of all the votes entitled to be cast for the election of directors.
Maryland Takeover Legislation
          Under the MGCL, certain “business combinations” (including mergers, consolidations, share exchanges, or, in certain circumstances, asset transfers or issuances or reclassifications of equity securities) between a Maryland corporation and any person who beneficially owns 10% or more of the voting power of our shares or an affiliate of ours who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of our then-outstanding voting shares (an “Interested Stockholder”) or an affiliate of such an Interested Stockholder, are prohibited or restricted unless exempted. We have exempted all “business combinations” involving any party from the business combination provisions of the MGCL.
          Under Maryland law, under certain circumstances “control shares” of a Maryland corporation acquired in a “control share acquisition” may have no voting rights. We have exempted all control share acquisitions involving any person from the MGCL.

SELLING STOCKHOLDERS
          The selling stockholders identified in the following table, including their respective donees, transferees, pledges or other successors-in-interest, are offering for sale up to an aggregate of 134,420 shares.
          Each of the selling stockholders is, or within the past three years was, an officer or other executive of Starwood Capital Group LLC (“Starwood Capital”) or its affiliates. Starwood Capital is a privately held investment firm that was formed in 1991 to make (directly or through controlled companies) various types of investments in real estate and real estate-related interests. Barry S. Sternlicht, who served as our Chairman and Chief Executive Officer from 1999 through 2004, now serves as President and Chief Executive Officer of Starwood Capital. The shares offered hereby are issuable upon the exercise of certain stock options that were granted to Mr. Sternlicht pursuant to our 1995 Long-Term Incentive Plan and subsequently transferred to the selling stockholders by Mr. Sternlicht.
          The following table sets forth information relating to the selling stockholders’ beneficial ownership of shares. This information is based upon information provided to us by the selling stockholders. The selling stockholders may have sold, transferred or otherwise disposed of all or any portion of their shares since the date on which they provided this information to us. Any of the foregoing would have been pursuant to transactions not covered by this prospectus.

	Shares Beneficially Owned		Shares Beneficially Owned
	Prior to the Offering		After the Offering
Name (1)	Number	Percent	Number	Percent
Jeffrey G. Dishner	54,990	*	—	—
Madison F. Grose	95,927	*	16,497	*

*	Less than 1%

(1)	The address of each selling stockholder is c/o Starwood Capital Group Global, L.L.C., 591 West Putnam Avenue, Greenwich, CT 06830.

CERTAIN U.S. FEDERAL TAX CONSEQUENCES FOR NON-U.S. HOLDERS OF OUR
COMMON STOCK
          This section summarizes the material U.S. federal income and, to a limited extent, certain U.S. federal estate, tax consequences to Non-U.S. Holders of the purchase, ownership and disposition of our common stock. A “Non-U.S. Holder” is a beneficial owner of our common stock for U.S. federal income tax purposes that holds such stock as a capital asset (generally, properly held for investment) and is generally an individual, corporation, estate or trust other than:
•	an individual who is a citizen or resident of the U.S.;

•	a corporation (or an entity taxed as a corporation for U.S. federal income tax purposes) created or organized in the U.S. or under the laws of the U.S. or of any state thereof or the District of Columbia;

•	an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•	a trust if a court within the U.S. is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or such trust has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.
          If a partnership or other entity taxable as a partnership holds our common stock, the tax treatment of a partner of such partnership or member of such pass-through entity will generally depend upon the status of such partner or member and the activities of the partnership or pass-through entity. Special rules may apply if a Non-U.S. Holder is a “controlled foreign corporation” or “passive foreign investment company,” as defined under the Internal Revenue Code of 1986, as amended (the “Code”), a corporation that accumulates earnings to avoid U.S. federal income tax, a bank or other financial institution, an insurance company, a dealer or trader in securities or commodities, or a tax-exempt entity and to certain expatriates or former long-term residents of the U.S. If you fall within any of the foregoing categories, you should consult your own tax adviser to determine the U.S. federal, state, local and foreign tax consequences that may be relevant to you.
          This summary does not describe all of the U.S. federal income tax consequences that may be relevant to the purchase, ownership and disposition of our common stock by a prospective Non-U.S. Holder in light of that investor’s particular circumstances. In addition, this summary does not address alternative minimum taxes or state, local or foreign taxes.
          This section is based upon the Code, judicial decisions, final, temporary and proposed Treasury regulations, published rulings and other administrative pronouncements, changes to any of which subsequent to the date of this prospectus supplement may affect the tax consequences described herein, possibly with retroactive effect.
          You are urged to consult your own tax adviser as to the particular tax consequences to you of purchasing, holding and disposing of our common stock in your particular circumstances under the Code and under the laws of any other taxing jurisdiction.
U.S. Trade or Business Income
          For purposes of the discussion below, dividends and gains on the sale, exchange or other disposition of our common stock will be considered to be “U.S. trade or business income” if such income or gain is:
•	effectively connected with the Non-U.S. Holder’s conduct of a U.S. trade or business; and

•	in the case of a treaty resident, attributable to a U.S. permanent establishment (or, in the case of an individual, a fixed base) maintained by the Non-U.S. Holder in the U.S.

          Generally, U.S. trade or business income is subject to U.S. federal income tax on a net income basis at regular graduated U.S. federal income tax rates. Any U.S. trade or business income received by a Non-U.S. Holder that is a corporation also may, under specific circumstances, be subject to an additional “branch profits tax” at a 30% rate (or a lower rate that may be specified by an applicable tax treaty).
Dividends
          If distributions are paid on shares of our common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, it will constitute a return of capital that is applied against and reduces, but not below zero, a Non-U.S. Holder’s adjusted tax basis in our common stock. Any remainder will constitute gain on the common stock. See “—Sale or Exchange of Our Common Stock.”
          Dividends, if any, that are paid to a Non-U.S. Holder of our common stock generally will be subject to withholding of U.S. federal income tax at a 30% rate (or a lower rate that may be specified by an applicable tax treaty). However, dividends that are U.S. trade or business income generally are not subject to the withholding tax. To claim an exemption from withholding in the case of U.S. trade or business income, or to claim the benefits of an applicable tax treaty, a Non-U.S. Holder must provide us or our paying agent with a properly executed Internal Revenue Service (“IRS”) Form W-8ECI (in the case of U.S. trade or business income) or IRS Form W-8BEN (in the case of a treaty), or any successor form that the IRS designates, as applicable, prior to the payment of the dividends. The information provided in these IRS forms must be periodically updated. In certain circumstances, a Non-U.S. Holder who is claiming the benefits of an applicable tax treaty may be required (a) to obtain and to provide a U.S. taxpayer identification number or (b) to provide certain documentary evidence issued by governmental authorities of a foreign country to prove the Non-U.S. Holder’s residence in that country. Also, Treasury regulations provide special procedures for payments of dividends through qualified intermediaries.
          A Non-U.S. Holder that is eligible for a reduced rate of U.S. federal withholding tax or other exclusion from withholding under an income tax treaty but that did not timely provide required certifications or other requirements, or that has received a distribution subject to withholding in excess of the amount properly treated as a dividend, may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.
Sale or Exchange of Our Common Stock
          Except as described below and subject to the discussion below concerning backup withholding, any gain realized by a Non-U.S. Holder on the sale or exchange of our common stock generally will not be subject to U.S. federal income or withholding tax, unless:
•	the gain is U.S. trade or business income;

•	subject to certain exceptions, the Non-U.S. Holder is an individual who is present in the U.S. for 183 days or more in the taxable year of the disposition and meets certain other requirements (in which case, such individual will be subject to a flat 30% tax on the gain derived from the sale or exchange, which may be offset by United States capital source losses, even though the individual is not considered a resident of the United States); or

•	we are or have been a “United States real property holding corporation” (a “USRPHC”) for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition of our common stock and the Non-U.S. Holder’s holding period for our common stock.
          The tax relating to stock in a USRPHC does not apply to a Non-U.S. Holder whose holdings, actual and constructive, amount to 5% or less of our common stock at all times during the applicable period, provided that our common stock is regularly traded on an established securities market. As of the date of this prospectus, our common stock is traded on an established securities market.
          Generally, a corporation is a USRPHC if the fair market value of its “United States real property interests” equals 50% or more of the sum of the fair market values of (a) its worldwide real property interests and (b) its other assets used or held for use in a trade or business. We believe that we have not been and are not currently a USRPHC for U.S. federal income tax purposes, nor do we anticipate becoming a USRPHC in the future. However, no assurance can be given that we will not become a USRPHC. Non-U.S. Holders are urged to consult their tax advisers to determine the application of these rules to their disposition of our common stock.
Federal Estate Taxes
          Common stock owned or treated as owned by an individual who is a non-resident and not a citizen of the United States (as specifically defined for U.S. federal estate tax purposes) at the time of death will be included in the individual’s gross estate for U.S. federal estate tax purposes and may be subject to U.S. federal estate tax, unless an applicable estate tax treaty provides otherwise.
Information Reporting Requirements and Backup Withholding
          We must report annually to the IRS and to each Non-U.S. Holder any dividend that is paid to such Non-U.S. Holder and the tax withheld with respect to those dividends, regardless of whether withholding was required. Copies of these information returns also may be made available under the provisions of a treaty or other agreement to the tax authorities of the country in which a Non-U.S. Holder resides. Treasury regulations provide that the backup withholding tax on such dividends (currently at a rate of 28%), as well as certain information reporting requirements, will not apply to dividends paid on our common stock if (a) the Non-U.S. Holder, prior to payment, provides a properly executed IRS Form W-8BEN certifying that the claimed Non-U.S. Holder is in fact not a U.S. person, or otherwise establishes an exemption, and (b) neither we nor our paying agent have actual knowledge, or reason to know, that the claimed Non-U.S. Holder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied.
          The payment of the gross proceeds from the sale, exchange or other disposition of our common stock to or through the U.S. office of any broker, U.S. or foreign, will be subject to information reporting and possible backup withholding unless (a) the Non-U.S. Holder, prior to payment, certifies its non-U.S. status under penalties of perjury or otherwise establishes an exemption, and (b) the broker does not have actual knowledge, or reason to know, that the claimed Non-U.S. Holder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied. The payment of the gross proceeds from the sale, exchange or other disposition of our common stock to or through a non-U.S. office of a non-U.S. broker will not be subject to information reporting or backup withholding unless the non-U.S. broker has certain types of relationships with the U.S. that render the broker a “U.S.-related person.” In the case of the payment of the gross proceeds from the sale, exchange or other disposition of our common stock to or through a non-U.S. office of a broker that is either a U.S. person or a U.S.-related person, Treasury regulations (a) require information reporting on the payment unless (1) the broker, prior to payment, has documentary evidence in its files that the owner is a non-U.S. person, and (2) the broker has no knowledge, or reason to know, to the contrary, but (b) do not require backup withholding unless the broker has actual knowledge that the owner is a U.S. person.
          Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the Non-U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely provided to the IRS.
          The preceding discussion of material U.S. federal income and estate tax consequences is general information only and is not tax advice. Accordingly, you should consult your own tax adviser as to the particular tax consequences to you of purchasing, holding or disposing of our common stock, including the applicability and effect of any state, local or foreign tax laws, and of any changes or proposed changes in applicable law.

PLAN OF DISTRIBUTION
          The selling stockholders may sell some or all of the shares offered by this prospectus from time to time in one or more of the following ways:
•	through brokers, acting as agents in transactions (which may involve block transactions), in special offerings, on any exchange where the securities are traded, or otherwise, at market prices obtainable at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices;

•	block transactions in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	to underwriters who will acquire the shares for their own account and resell them in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale (and any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time);

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	directly or through brokers or agents in private sales at negotiated prices;

•	to lenders pledged as collateral to secure loans, credit or other financing arrangements and any subsequent foreclosure and sale, if any, thereunder;

•	through short sales, option exercises, puts, calls or other derivative transactions;

•	an exchange distribution in accordance with the rules of that exchange or transactions in the over-the-counter market;

•	the distribution of the securities by any selling stockholder to its partners, members or stockholders;

•	by any other legally available means; or

•	a combination of any of the above.
          In addition, offers to purchase the shares offered hereby may be solicited by agents designated by any selling stockholder from time to time. Such shares may also be offered and sold in private transactions or under Rule 144 or Regulation S under the Securities Act of 1933 rather than pursuant to this prospectus. This prospectus may be supplemented or amended from time to time to describe a specific plan of distribution.
          Sales of the shares offered hereby may be made at prices and at terms then prevailing or at prices related to the then current market price or at negotiated prices and terms. In effecting sales, brokers or dealers may arrange for other brokers or dealers to participate.
          Underwriters, selling stockholders and any other persons participating in the distribution may engage in overallotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with the applicable provisions of the Securities Exchange Act of 1934, including, without limitation, Regulation M thereunder, which may limit the timing of purchases and sales of any of the securities by the underwriters, selling stockholders and such other persons. Overallotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the offered securities so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the offered securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the representative of the underwriters to reclaim a selling concession from a syndicate member when the offered securities originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the offered securities to be higher than it would otherwise be in the absence of such transactions. These transactions may be effected on a national securities exchange and, if commenced, may be discontinued at any time.
          Any selling stockholder may, from time to time, transfer some or all of the shares offered hereby to a donee, pledgee, successor or other person other than for value, and such transfers will not be made pursuant to this prospectus. To the extent permitted by applicable law, this prospectus will cover sales by such transferee. To the extent required by the terms of any agreement between us and a selling stockholder and applicable law, we may supplement or amend this prospectus to include such transferee as an additional named selling stockholder.
          Underwriters participating in any offering of the shares offered hereby may receive underwriting discounts, and commissions, discounts or concessions may be allowed or re-allowed or paid to dealers, and brokers or agents participating in such transactions may receive brokerage or agent’s commissions or fees, all in amounts to be negotiated in connection with sales pursuant hereto. The underwriters, agents or dealers utilized in the sale of shares will not confirm sales to accounts over which such persons exercise discretionary authority. In effecting sales of the shares, brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive compensation in the form of commissions or discounts from the selling stockholders and may receive commission from the purchases of the shares for whom such broker-dealers may act as agents, all in amounts to be negotiated, including immediately prior to the sale.
          The selling stockholders and all underwriters, dealers or agents, if any, who participate in the distribution of the shares offered hereby may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with such sales, and any profit on the sale of such shares by the selling stockholders, and all discounts, commissions or concessions received by such underwriters, dealers or agents, if any (whether received from the selling stockholders and/or from the purchasers of the shares for whom those dealers or agents may act as agents), may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, and such persons will be subject to the prospectus delivery requirements of the Securities Act of 1933.
          A selling stockholder may enter into or have agreements with the underwriters, dealers, agents and other selling stockholders to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute with respect to payments that the underwriters, dealers, agents or selling stockholders may be required to make.
          Upon us being notified by a selling stockholder that any agreement or arrangement has been entered into with a broker-dealer for the sale of shares offered hereby through a block trade, special offering or secondary distribution or a purchase by a broker-dealer, to the extent required by applicable law, a supplement to this prospectus will be distributed that will set forth the name(s) of the underwriters, dealers or agents, the aggregate amount of the shares being so offered and the terms of the offering, including all underwriting discounts, commissions and other items constituting compensation from, and the resulting net proceeds to, that selling stockholder, all discounts, commissions or concessions allowed or re-allowed or paid to dealers, if any, and, if applicable, the purchase price to be paid by any underwriter for the shares purchased from that selling stockholder.
          The selling stockholders and other persons participating in the distribution of the shares offered hereby will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations of the SEC thereunder, which provisions may limit the timing of the purchase and sale of the shares offered hereby by the selling stockholders.
          The selling stockholders have agreed to bear the expenses of registration of the shares offered hereby and other costs and expenses incurred by the selling stockholders in connection with the sale of such shares. The selling stockholders have indemnified us against certain liabilities against certain civil liabilities, including liabilities under the Securities Act of 1933, and may also agree to indemnify underwriters, selling brokers, dealer managers or similar securities industry professionals that participate in transactions involving the shares against these same liabilities.
          No trustee, director, officer or agent of us is expected to be involved in soliciting offers to purchase the shares offered hereby, and no such person will be compensated by us for the sale of any of such shares. Certain of our officers may assist such representatives of the selling stockholders in such efforts but will not be compensated therefor.
          Underwriters, brokers, dealers, agents and selling stockholders may engage in transactions with, or perform services for, us or the selling stockholders in the ordinary course of their businesses.
LEGAL MATTERS
          The validity of the shares offered hereby will be passed upon for us by Venable LLP, Baltimore, Maryland.
EXPERTS
          The consolidated financial statements of Starwood Hotels & Resorts Worldwide, Inc. (the “Company”) appearing in the Company’s Annual Report (Form 10-K) for the year ended December 31, 2006 (including schedule appearing therein), and the Company’s management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and management’s assessment are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

134,420 SHARES OF COMMON STOCK
PROSPECTUS

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
     The following statement sets forth the expenses of Starwood Hotels & Resorts Worldwide, Inc. (the “Registrant”) in connection with the distribution of the securities described in this Registration Statement (all of which will be borne by the selling stockholders). All amounts shown are estimates, except for the SEC registration fee.

SEC registration fee	$230
Printing expenses	2,000
Legal fees and expenses	10,000
Audit fees and expenses	6,000
Miscellaneous expenses	1,000

Total	$19,230

Item 15. Indemnification of Directors and Officers
     The Registrant’s charter requires the Registrant to indemnify its directors and officers to the fullest extent required or permitted by law and to indemnify other employees and agents to such extent as may be authorized by the Board of Directors. The Maryland General Corporation Law (the “MGCL”) requires a corporation (unless its charter or declaration provides otherwise, which the charter of the Registrant does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the receipt by the corporation of (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by or on his behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.
     The Registrant maintains standard policies of directors’ and officers’ liability insurance and has entered into indemnification agreements with its directors and executive officers providing for the maintenance of directors’ and officers’ liability insurance, subject to certain conditions, and the indemnification and advancement of expenses to such directors and executive officers to the fullest extent permitted by Maryland law. The Registrant’s non-employee directors also may be covered by directors’ and officers’ liability insurance policies maintained by their respective employers.

Item 16. Exhibits

Exhibit
Number	Description

4.1	Amended and Restated Rights Agreement, dated as of April 7, 2006, between the Registrant and American Stock Transfer and Trust Company, as Rights Agent (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-A/A filed with the SEC on April 14, 2006).

5.1	Opinion of Venable LLP (filed herewith)

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm (filed herewith)

23.2	Consent of Venable LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page of this registration statement)

Item 17. Undertakings
     The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 and Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities in the post-effective amendment at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
     (i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
     (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;
     (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
     (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
     (6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.
     (7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission this type of indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities and Exchange Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of White Plains, New York, on October 29, 2007.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

By:	/s/ Frits van Paasschen Frits van Paasschen
Chief Executive Officer and Director
POWER OF ATTORNEY
     Each person whose signature appears below constitutes and appoints Bruce W. Duncan, Vasant M. Prabhu and Kenneth S. Siegel as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this registration statement (and any additional registration statement related hereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments, thereto)), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Frits van Paasschen Frits van Paasschen	Chief Executive Officer and Director (Principal Executive Officer)	October 30, 2007

/s/ Vasant M. Prabhu Vasant M. Prabhu	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	October 30, 2007

/s/ Alan M. Schnaid Alan M. Schnaid	Senior Vice President, Corporate Controller and Principal Accounting Officer (Principal Accounting Officer)	October 30, 2007

Signature	Title	Date

/s/ Bruce W. Duncan	Chairman	October 30, 2007
Bruce W. Duncan

/s/ Adam M. Aron	Director	October 30, 2007
Adam M. Aron

/s/ Charlene Barshefsky	Director	October 30, 2007
Charlene Barshefsky

/s/ Jean-Marc Chapus	Director	October 30, 2007
Jean-Marc Chapus

/s/ Lizanne Galbreath	Director	October 30, 2007
Lizanne Galbreath

/s/ Eric Hippeau	Director	October 30, 2007
Eric Hippeau

/s/ Stephen R. Quazzo	Director	October 30, 2007
Stephen R. Quazzo

/s/ Thomas O. Ryder	Director	October 30, 2007
Thomas O. Ryder

Kneeland C. Youngblood	Director	October 30, 2007
Kneeland C. Youngblood